EXHIBIT 11.1

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
COMPUTATION OF PER SHARE EARNINGS
Three-Month, Six-Month and Twelve-Month
Periods Ended June 30, 1997
                                                                 Fully
Three Months Ended June 30, 1997:               Primary         Diluted
======================================         ==========      ==========
Weighted Average Number of Shares:
  Average Common Shares Outstanding at
    June 30, 1997                              62,827,620      62,827,620
  Dilutive Effect for Nonqualified
   Stock Options at June 30, 1997                 265,673         298,340
                                               ----------      ----------
  Weighted Average Shares at
   June 30, 1997                               63,093,293      63,125,960
                                               ==========      ==========

Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)
  Net Income                                   $   28,236      $   28,236
  Dividend Requirements on Preferred Shares             0               0
                                               ----------      ----------
  Balance Available for Common Shareholders    $   28,236      $   28,236
                                               ==========      ==========
Earnings Per Average Common Share              $     0.44(a)   $     0.44(a)
                                               ==========      ==========

                                                                 Fully
Six Months Ended June 30, 1997:                 Primary         Diluted
=======================================        ==========      ==========
Weighted Average Number of Shares:
  Average Common Shares Outstanding at
   June 30, 1997                               61,202,013      61,202,013
  Dilutive Effect for Nonqualified
   Stock Options at June 30, 1997                 258,477         298,240
                                               ----------      ----------
  Weighted Average Shares at
   June 30, 1997                               61,460,490      61,500,253
                                               ==========      ==========

Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)
  Net Income                                   $   99,074      $   99,074
  Dividend Requirements on Preferred Shares             0               0
                                               ----------      ----------
  Balance Available for Common Shareholders    $   99,074      $   99,074
                                               ==========      ==========
Earnings Per Average Common Share              $     1.61(a)   $     1.61(a)
                                               ==========      ==========

                                                                 Fully
Twelve Months Ended June 30, 1997:              Primary         Diluted
=======================================        ==========      ==========
Weighted Average Number of Shares:
  Average Common Shares Outstanding at
   June 30, 1997                               60,967,583      60,967,583
  Dilutive Effect for Nonqualified
   Stock Options at June 30, 1997                 241,303         298,340
                                               ----------      ----------
  Weighted Average Shares at
   June 30, 1997                               61,208,886      61,265,923
                                               ==========      ==========

Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)
  Net Income                                   $  184,893      $  184,893
  Dividend Requirements on Preferred Shares             0               0
                                               ----------      ----------
  Balance Available for Common Shareholders    $  184,893      $  184,893
                                               ==========      ==========
Earnings Per Average Common Share              $     3.02(a)   $     3.02(a)
                                               ==========      ==========

(a) This calculation is submitted in accordance with regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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